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Exhibit 23.2

The Board of Directors
FLAG Telecom Group Limited

We consent to the incorporation by reference in the registration statement on Form S-8 of FLAG Telecom Group Limited of our report dated July 3, 2003 (except for Note 3 as to which the date is August 14, 2003), relating to the consolidated balance sheets of FLAG Telecom Group Limited, a Bermuda Company ("FLAG Telecom") (formerly FLAG Telecom Holdings Limited ("Predecessor")) and subsidiaries as of December 31, 2002 (FLAG Telecom) and December 31, 2001 (Predecessor) and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for the periods from October 9, 2002 to December 31, 2002 (FLAG Telecom) and January 1 to October 8, 2002 (Predecessor) and for the years ended December 31, 2001 and 2000 (Predecessor), which report appears in FLAG Telecom's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended, in its 10-K/A filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

United Kingdom

September 12, 2003

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  Exhibit 23.2